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DELTA AIR LINES, INC.                                            EXHIBIT 12

STATEMENT  REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In Millions except ratios)
- -------------------------------------------------------------------------------
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
                                                               Three Months     Three Months
                                                                  Ended            Ended
                                                              September 30,    September 30,
                                                                   1994             1993
                                                              -------------    -------------
Earnings (before cumulative effect of accounting changes):
             Income                                          $          72    $          61

Add (deduct):
               Income tax provision                                     49               18
               Fixed charges                                           168              175
               Interest capitalized                                     (7)              (9)
               Interest offset on
                Guaranteed Serial
                ESOP Notes                                              (1)              (3)
                                                              -------------    -------------

Earnings as adjusted                                         $         281    $         242
                                                              =============    =============

Fixed charges:

               Interest expense                              $          76    $          78
               1/3 of rentals                                           91               94
               Additional interest on
                Guaranteed Serial
                ESOP Notes                                               1                3
                                                              -------------    -------------
Total fixed charges                                          $         168    $         175
                                                              =============    =============



Ratio of earnings to fixed charges                                    1.67             1.38
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